Exhibit 23.1

KPMG LLP One Cleveland Center Suite 2600 1375 East Ninth Street Cleveland, OH 44114-1796

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 7, 2024, with respect to the consolidated financial statements of Diebold Nixdorf, Incorporated, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Cleveland, Ohio

March 15, 2024